Zebra PartnerConnect Program [*****] PALs Addendum - NA 1 ©2025 Zebra Technologies Corp. and / or its Affiliates. All rights reserved. Proprietary and Confidential. ZEBRA® PARTNERCONNECT PROGRAM IN ACCORDANCE WITH ITEM 601(B) OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION (THE “CONFIDENTIAL INFORMATION”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. THE CONFIDENTIAL INFORMATION IS DENOTED HEREIN BY [*****]. ADDENDUM TO PARTNERCONNECT™ EVM DISTRIBUTION AGREEMENT Region: North America THIS ADDENDUM ("Addendum") is entered between: Zebra Technologies International, LLC, an Illinois limited liability company operating as a subsidiary of Zebra Technologies Corporation, with its registered office at 3 Overlook Point, Lincolnshire, IL 60069 (“Zebra”) and SCANSOURCE, INC., a corporation incorporated in South Carolina, with a place of business at 6 Logue Court, Greenville, South Carolina 29615 ("Distributor”). Zebra and the Distributor are referred to collectively as “Parties” and individually as a “Party”. WHEREAS Distributor has agreed to the Zebra® PartnerConnect EVM Distribution Agreement terms (as amended), which are hereby incorporated by reference (the “Distribution Agreement”); and WHEREAS Zebra’s Asset Identification and Tracking (“AIT”) products and services, shall continue not to be within the scope of the Distribution Agreement and shall not be within the scope of this Addendum; and WHEREAS Distributor is looking to align with Zebra on some of its contractual obligations to [*****] when reselling to [*****] the Zebra products listed in Exhibit A, under Product Award Letters between Distributor and [*****] (“PALs Products”); and WHEREAS the Parties hereto agree to enter into this Addendum, under terms that are supplemental to the Distribution Agreement and are exclusively applicable to PALs Products. NOW, THEREFORE, the Parties agree as follows: 1. Distribution Agreement Terms and Conditions Unless otherwise noted herein, all terms not herein defined shall have the meanings ascribed thereto in the Distribution Agreement. Except as expressly set forth in this Rental Services Addendum (“Addendum”), the terms and conditions of the Distribution Agreement shall remain unchanged and in full force and effect. In the event of any inconsistency between this Addendum and the Distribution Agreement in relation to the subject herein, this Addendum shall prevail. The section headings used herein are for descriptive purposes only and shall not be used in constructing the provisions of the Addendum. Exhibit 10.53

Zebra PartnerConnect Program Rental Services Addendum - NA 2 ©2025 Zebra Technologies Corp and / or its Affiliates. All rights reserved. Proprietary and Confidential. 2. Manufacturer Specific Terms (a) [*****]’s Minimum Purchase Rights Period. The minimum purchase rights period for the PALs Product commences on each Product Award Letter Effective Date and ends on the effective date when the PAL Product becomes end of life as announced by Zebra and in accordance with the specific details, processes and timeframes of such announcement. Zebra will make commercially reasonable effort to notify Distributor as soon as possible of a PAL Product end of life and the details, processes and timeframes associated with it. (b) Product Discontinuance: Subject to the terms of Section 2(a), Zebra will make commercially reasonable efforts to provide Distributor with a minimum of [*****] months written notice (“Product Discontinuance Notification”) to the extent commercially practicable prior to discontinuing the sale of a PAL Product, and Distributor will make commercially reasonable efforts to accept [*****]’s orders for the said PAL Product during the [*****] month notice period, with the last day thereof defined as the Last Book Date. (c) Rescheduling: Distributor may, at any time up to [*****] days prior to the Zebra scheduled shipment date (“SSD”) reschedule shipments of all or part of any Purchase Order for PAL Products at no charge, up to [*****] days past the initial shipment date, provided however, that if the rescheduled Purchase Order value exceeds [*****], such rescheduled shipment date must fall within the same calendar quarter as that of the initial shipment date. A Purchase Order cannot be rescheduled more than twice. If a Purchase Order receives more than two (2) rescheduling requests, the Purchase Order will be considered as cancelled by Distributor. (d) Cancelation: Distributor may cancel a Purchase Order for Standard PAL Products (as designated in Exhibit A), or any part thereof, at any time up to [*****] days prior to a Standard PAL Product SSD. Cancellations of Purchase Orders are subject to the following limitations: (i) only two Purchase Orders may be cancelled per calendar quarter; (ii) the total amount of the cancelled Purchase Orders is less than or equal to [*****] per trailing [*****] months; and (iii) if the cancelled Order contains any PAL Products that are subject to a Product Discontinuance Notification, the subject PAL Products in such Purchase Order must be canceled at least [*****] days prior to the PAL Product Last Book Date. The terms of this Section 2(d) may be modified by Zebra upon [*****] days prior written notice to Distributor (“Notice Period”) and Distributor’s good faith efforts to reach mutual agreement during the Notice Period, however, if mutual agreement is not reached within such period, this Section 2(d) will be modified as communicated by Zebra at the end of the Notice Period. Purchase Orders for Custom PAL Products, regardless of the nature of the customization, (as designated in Exhibit A) are non-cancellable and non-returnable (“NCNR”). (e) Price Change: Zebra shall make commercially reasonable efforts to provide Distributor with written notice of any PAL Product price increase at least [*****] days before the price increase goes into effect, to the extent practicable. (f) Epidemic Failure Event: Criteria of an Epidemic Failure Event For purposes of this Agreement, “Epidemic Failure Event” shall mean deviations from Zebra’s published specification for PAL Products (“Product Specifications”) occurring in a specific PAL Product model number within [*****] months of Zebra’s delivery thereof to Distributor; which (i) impairs the use of such PAL Product, provided such use is and has been in accordance with the PAL Product Specifications; and can be validated by Zebra and Distributor, or if Zebra and Distributor disagree, an independent third party (the occurrence timeframe duration will not be impacted by delay in Zebra’s validation) and (ii) may or may not be reasonably discernible at the time of delivery; and (iii) are evidenced by an equivalent or

Zebra PartnerConnect Program Rental Services Addendum - NA 3 ©2025 Zebra Technologies Corp and / or its Affiliates. All rights reserved. Proprietary and Confidential. identical, repetitive defect due to the same root cause affecting at least [*****] percent ([*****]%) of such PAL Product model number. In the case of an Epidemic Failure, Zebra’s obligations shall be, as soon as possible, to propose an action plan to fix the failure of any affected Products and to promptly implement this action plan following approval by Distributor. If the action plan requires Zebra to replace the affected PAL Products, the cost of replacement together with the shipping, transportation, restocking of affected units, and other costs of gathering and re-disseminating the PAL Products shall be solely borne by Zebra. The Parties agree to make all commercially reasonable efforts to complete the repair or replacement of all of the affected PAL Products within a commercially reasonable time period after written notice of Epidemic Failure by Distributor to Zebra. Zebra also agrees that if required, Distributor will be supported with accelerated shipments of replacement PAL Product to cover Distributor’s supply requirements. In addition to the foregoing, in the event of an Epidemic Failure, Zebra will continue to support Distributor and [*****] with on-going care. Zebra will work directly with Distributor to put in place a recovery plan, subject to mutual agreement, that may offer compensation to Distributor for its direct expenses incurred to replace and/or repair PAL Products affected by an Epidemic Failure occurring after the last signature date of this Addendum. Exclusions Epidemic Failure claims exclude defects proven to have resulted from (a) PAL Products that have been repaired, tampered with, altered or modified, except by Zebra or its authorized repairer providers; (b) improper operation, usage or handling; (c) interconnection of products not provided by Zebra, unless such interconnection was performed by Zebra or its subcontractors; (d) PAL Product which has been subjected to unusual physical or electrical stress, abuse or accident, or forces or exposure beyond normal use within the specified operational and environmental parameters set forth in the applicable PAL Product specification; (e) misuse, negligence, improper storage, water or other liquids, battery leakage, including contamination with bodily fluids, use of parts or accessories not approved or supplied by Zebra including but not limited to printheads, media, supplies, batteries and other peripherals, or failure to perform operator handling and scheduled maintenance instructions supplied by Zebra; and (f) normal wear and tear in PAL Products for which Zebra’s warranty is less than [*****] months. Determination of Root Cause If Distributor suspects an Epidemic Failure Event has occurred, Distributor shall promptly notify Zebra, and shall provide, if known and as may then exist, a description of the failure, and the suspected lot numbers, serial numbers or other identifiers, and delivery dates, of the failed PAL Products. Distributor shall make available to Zebra samples of the failed PAL Products for testing and analysis. Upon receipt of PAL Product from Distributor, Zebra shall promptly provide its preliminary findings regarding the cause of the failure. The Parties shall cooperate and work together to determine the root cause. Thereafter Zebra shall promptly provide the results of its root cause corrective analysis, its proposed plan for the identification of and the repair and/or replacement of the affected PAL Products, and other appropriate information. Zebra shall recommend a corrective action program which identifies the affected units for repair or replacement, and which minimizes disruption to the end user. Distributor and Zebra shall consider, evaluate and determine the corrective action program. Zebra shall promptly thereafter carry out the agreed upon corrective action program. Remedies for Epidemic Failure Event Upon the occurrence of an Epidemic Failure Event, Supplier shall: either repair and/or replace the affected Products. 3. Term and Termination (a) Term. The term of this Addendum shall commence on the and shall be in effect as long as Distributor sells PAL Products to [*****] (the “Term”). (b) Termination. This Addendum may be terminated: (i) by either party under the terms specified in Sections 18.1(a) and (b) of the Distribution Agreement; or (ii) if [*****] ceases for whatever reason to be a Program Member.

Zebra PartnerConnect Program Rental Services Addendum - NA 4 ©2025 Zebra Technologies Corp and / or its Affiliates. All rights reserved. Proprietary and Confidential. 4. Entire Agreement and Order of Precedence (a) This Addendum, together with the Exhibits thereto and the other documents comprising the Distribution Agreement represent the entire agreement of the Parties with respect to the subject matter contained herein. Any and all prior discussions or agreements with respect hereto are merged into and superseded by this Addendum. None of these terms and conditions may be added to, modified, superseded or otherwise altered except by a written instrument that is signed by an authorized representative of Zebra and Distributor, and that expressly refers to this Addendum and states an intention to modify or amend it. (b) Notwithstanding the precedence provision of the Distribution Agreement in the event of any conflicts or ambiguities in the Distribution Agreement, the order of precedence shall be as follows: (a) the terms and conditions of this Addendum; (b) the Exhibits to this Addendum; and (d) The Distribution Agreement. IN WITNESS WHEREOF, the Parties hereto have caused this Addendum to be executed by their respective duly authorized officers or agents, to take effect on the date of the last signature hereof (the “Effective Date”). ZEBRA TECHNOLOGIES INTERNATIONAL LLC. SCANSOURCE, INC. By: /s/ Bill Jacob By: /s/ Stephanie Mays Name: Bill Jacob Name: Stephanie Mays Title: Sr. Sales Director Title: Vice President, Supplier Services Date: July 15, 2025 Date: July 17, 2025

Exhibit A

Part Number	C/R Status	PAL Reference #	Manufacturer	Zebra Comments
DS9308-SR4R0112AZW	NC/NR	April 23, 2020 (LFI 217320)	Zebra	Up to Qty 150 Returnable as part of Distributor's stock rotation allowance Custom logo, Custom firmware
DS9308-SR4U2112AZW	NC/NR	April 23, 2020 (LFI 217320)	Zebra	Custom logo, Custom firmware
LS2208-7R01SG-49	NC/NR	April 23, 2020 (LFI 217320)	Zebra	Custom logo, Custom firmware
MS4717-LU012R	NC/NR	April 23, 2020 (LFI 217319) November 7, 2024 (LFI 219075)	Zebra	Custom firmware
MS4717-LU1C1R	NC/NR	November 7, 2024 (LFI 219075)	Zebra	Up to Qty 45 Returnable Returnable as part of Distributor's stock rotation allowance Custom firmware
MS4717-LU1C0R	NC/NR	November 7, 2024 (LFI 219075)	Zebra	Standard
DS2208-SR00357ZZWW	NC/NR	March 4, 2025 (LFI 219187)	Zebra	Custom logo, Custom firmware
TC520K-1HCMH6P-NA	Standard		Zebra	
TC520K-1HCMH6T-NA	Standard		Zebra	
TC520K-1HCMH6P-FT	Standard		Zebra	
TC520L-1HCMH7P-NA	Standard		Zebra	
TC520L-1HCMH7T-NA	Standard		Zebra	
TC520L-1HCMH7P-FT	Standard		Zebra	

Zebra PartnerConnect Program Rental Services Addendum - NA **5**
©2025 Zebra Technologies Corp and / or its Affiliates. All rights reserved. Proprietary and Confidential.

BTRY-TC51-43MA1-01	Standard	Zebra	
BTRY-TC51-43MA1-10	Standard	Zebra	
BTRY-TC51-43HC1-01	Standard	Zebra	
SAC-TC51-4SCHG-01	Standard	Zebra	
SAC-TC51-HC4SC-01	Standard	Zebra	
CRD-TC51-5SETH-01	Standard	Zebra	
CRD-TC51-5SC4B-01	Standard	Zebra	
CRD-TC51-5SCHG-01	Standard	Zebra	
CRD-TC51-HC5SC-01	Standard	Zebra	
CRD-TC51-1SCU-01	Standard	Zebra	
CRD-TC51-HC1SC-01	Standard	Zebra	
CRD-TC5X-2SETH-02	Standard	Zebra	
CBL-TC51-USB1-01	Standard	Zebra	
PWR-WUA5V12W0US	Standard	Zebra	
23844-00-00R	Standard	Zebra	
SG-TC5X-CLIPHC1-01	Standard	Zebra	
SG-TC5X-HSTRAPHC1-01	Standard	Zebra	
SG-TC5X-EXO1-01	Standard	Zebra	
Z1B5-EM5CERN-3000	Standard	Zebra	Service sku, return is not applicable
KT-TC51-SCRNP1-01	Standard	Zebra	
BTRY-DS22EAB0E-00	Standard	Zebra	
BTRY-DS81EAB0E-00	Standard	Zebra	
PWR-WUA5V4W0WW	Standard	Zebra	

Zebra PartnerConnect Program Rental Services Addendum - NA 6
©2025 Zebra Technologies Corp and / or its Affiliates. All rights reserved. Proprietary and Confidential.